Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ORTHOVITA, INC.

As Amended through December 20, 2007

ARTICLE I

Name and Seal

Section 1.01. Name. The name of the corporation is Orthovita, Inc. (the “Corporation”).

Section 1.02. State of Incorporation. The Corporation is incorporated under the laws of the Commonwealth of Pennsylvania.

Section 1.03. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal,” and the name of the State of Incorporation. The seal may be used by any person authorized by the Corporation’s board of directors (the “Board of Directors”) or by these bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II

Offices and Fiscal Year

Section 2.01. Registered Office. The registered office of the Corporation in the Commonwealth of Pennsylvania shall be at 77 Great Valley Parkway, Malvern, PA 19355 until otherwise established by an amendment of the Amended and Restated Articles of Incorporation (the “Articles” of the Corporation) or by the Board of Directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

Section 2.02. Other Offices. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section 2.03. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year.

ARTICLE III

Notice—Waivers—Meetings Generally

Section 3.01. Manner of Giving Notice.

(a) General Rule. Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law, as amended (the “BCL”), or by the Articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, to the telex, TWX or address, of the person appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice, or by facsimile transmission, e-mail or other electronic communication to the facsimile or telephone number, or address for e-mail or other electronic communication, supplied by such person to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of facsimile transmission, e-mail or other electronic communication, when sent. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the BCL, the Articles or these bylaws.

(b) Bulk Mail. If the Corporation has more than 30 shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the BCL or by the Articles or these bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

(c) Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 3.03.

Section 3.02. Notice of Meetings of Board of Directors. Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX, facsimile transmission, e-mail or other electronic communication) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in a notice of the meeting.

Section 3.03. Notice of Meetings of Shareholders.

(a) General Rule. Except as otherwise provided in Section 3.01(b), written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (i) ten days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 19 or (ii) five days prior to the day named for the meeting in any other case. If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b) Notice of Action by Shareholders on Bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

(c) Notice of Action by Shareholders on Fundamental Change. In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 19, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19.

(d) Notice of Action by Shareholders Giving Rise to Dissenters Rights. In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting:

(1) statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

(2) copy of Subchapter 15D.

Section 3.04. Waiver of Notice.

(a) Written Waiver. Whenever any written notice is required to be given under the provisions of the BCL, the Articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b) Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 3.05. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the BCL or the Articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 3.06. Exception to Requirement of Notice.

(a) General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the BCL or by the Articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b) Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

Section 3.07. Use of Conference Telephone and Similar Equipment.

(a) Directors. One or more persons may participate in any meeting of the Board of Directors by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

(b) Shareholders. The presence or participation, including voting and taking other action, at a meeting of the shareholders of the Corporation by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, the shareholder for purposes of this subsection.

Section 3.08. Conduct of Meetings of Shareholders.

(a) Presiding Officer. There shall be a presiding officer at every meeting of the shareholders of the Corporation. The presiding officer shall be the individual serving as the Chairman of the meeting in accordance with Section 4.06.

(b) Authority of Presiding Officer. Except as prescribed by the Board of Directors, the presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders of the Corporation.

(c) Procedural Standard. Any action by the presiding officer in adopting rules for, and in conducting, a meeting of the shareholders of the Corporation shall be fair to the shareholders. The conduct of the meeting need not follow Robert’s Rules of Order or any other published rules for the conduct of a meeting.

(d) Closing of the Polls. The presiding officer shall announce at the meeting of the shareholders of the Corporation when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

Section 3.09. Business at Meetings of Shareholders. Except as otherwise provided by law (including, without limitation, Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto) or in these Bylaws, the business which shall be conducted at any meeting of the shareholders of the Corporation shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, or (b) be brought before the meeting at the direction of the Board of Directors, or (c) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (d) in the case of any matters intended to be brought by a shareholder before an annual meeting of shareholders for specific action at such meeting, have been specified in a written notice given to the secretary of the Corporation, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the “Shareholder Notice”), in accordance with all of the following requirements:

(i) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (A) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (B) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

(ii) Each such Shareholder Notice must set forth: (A) the name and address of the shareholder who intends to bring the business before the meeting; (B) the general nature of the business which such shareholder seeks to bring before the meeting and the text of the resolution or resolutions which the proposing shareholder proposes that the shareholders adopt; and (C) a representation that the shareholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting. The presiding officer of the meeting may, in his or her sole discretion, refuse to acknowledge any business proposed by a shareholder not made in compliance with the foregoing procedure.

ARTICLE IV

Shareholders

Section 4.01. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at such place, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

Section 4.02. Annual Meeting. The Board of Directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the Board of Directors, the meeting for any calendar year shall be held on the third Tuesday in June in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10 o’clock A.M. and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

Section 4.03. Special Meetings. Special meetings of the shareholders may be called at any time by the President or a majority of the board of directors. At any time, upon the written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting which shall be held at such date and time as the secretary may fix, not less than ten nor more than 60 days after the receipt of the request, and to give due notice thereof.

Section 4.04. Quorum and Adjournment.

(a) General Rule. A meeting of shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this Corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b) Withdrawal of a Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c) Adjournments Generally. Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

(d) Electing Directors at Adjourned Meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

(e) Other Action in Absence of Quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 4.05. Action by Shareholders. Except as otherwise provided in the BCL or the Articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

Section 4.06. Organization. At every meeting of the shareholders, the chairman of the Board of Directors, if there be one, or, in the case of vacancy in office or absence of the chairman of the Board of Directors, one of the following persons present in the order stated: the vice chairman of the Board of Directors, if there be one, the president, the vice presidents in their order of rank and seniority, or a person designated by the Board of Directors, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.07. Voting Rights of Shareholders. Unless otherwise provided in the Articles, every shareholder of the Corporation shall be entitled to one vote for each full share having voting power standing in the name of the shareholder on the books of the Corporation.

Section 4.08. Voting and Other Action by Proxy.

(a) General Rule.

(1) every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

(2) The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder.

(3) Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b) Execution and Filing. Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with or transmitted to the secretary of the Corporation. A shareholder or the duly authorized attorney-in-fact of the shareholder may execute or authenticate a writing or transmit an electronic message authorizing another person to act by proxy for the shareholders or attorney-in-fact. A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1) may be treated as properly executed for purposes of this subsection; and

(2) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

(c) Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the Corporation in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the Corporation.

(d) Expenses. The Corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board of Directors or its nominees for election to the Board of Directors, including solicitation by professional proxy solicitors and otherwise.

Section 4.09. Voting by Fiduciaries and Pledgees. Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

Section 4.10. Voting by Joint Holders of Shares.

(a) General Rule. Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b) Exception. If there has been filed with the secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 4.11. Voting by Corporations.

(a) Voting by Corporate Shareholders. Any Corporation that is a shareholder of this Corporation may vote at meetings of shareholders of this Corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the Board of Directors of the other Corporation or a provision of its Articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this Corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

(b) Controlled Shares. Shares of this Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors of this Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 4.12. Determination of Shareholders of Record.

(a) Fixing Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b) Determination When a Record Date is Not Fixed. If a record date is not fixed:

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

(2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 4.13. Voting Lists.

(a) General Rule. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information therein available at the meeting by any other means.

(b) Effect of List. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 4.14. Judges of Election.

(a) Appointment. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

(b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d) Report. On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 4.15. Minors as Security Holders. The Corporation may treat a minor who holds shares or obligations of the Corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the Corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

ARTICLE V

Board of Directors

Section 5.01. Powers.

(a) General Rule. Unless otherwise provided by statute, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

(b) Notation of Dissent. A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

Section 5.02. Qualifications and Election of Directors.

(a) Qualifications. Each director of the Corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.

(b) Election of Directors. In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. The nominees receiving the highest number of votes shall be elected to the Board of Directors.

Section 5.03. Number and Term of Office.

(a) Number. The Board of Directors shall consist of such number of members as determined by the Articles.

(b) Term of Office. Each director shall hold office until the next annual meeting of the shareholders and until their successors shall have been elected and qualified, except in the event of death, resignation or

(c) Resignation. Any director may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 5.04. Vacancies.

(a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election of directors and until a successor is duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Section 5.05. Removal of Directors.

(a) Removal by the Shareholders. The entire Board of Directors or any individual director may be removed from office only for cause by vote of a majority of the shareholders entitled to vote thereon. In case the Board of Directors or any one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the Articles or bylaws prohibiting, or the addition of a provision to the Articles or bylaws permitting, the removal by the shareholders of the Board of Directors or any individual director without assigning any cause shall not apply to any incumbent director during the balance of the term for which the director was selected.

(b) Removal by the Board of Directors. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

Section 5.06. Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 5.07. Organization of Meetings. At every meeting of the Board of Directors, the chairman of the Board of Directors, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the Board of Directors, one of the following officers present in the order stated: the vice chairman of the Board of Directors, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 5.08. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors.

Section 5.09. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the chairman or by three or more of the directors.

Section 5.10. Quorum of and Action by Directors.

(a) General Rule. A majority of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

(b) Action by Written Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the Corporation.

Section 5.11. Executive and Other Committees.

(a) Establishment and Powers. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:

(1) The submission to shareholders of any action requiring approval of shareholders under the BCL.

(2) The creation or filling of vacancies in the Board of Directors.

(3) The adoption, amendment or repeal of these bylaws.

(4) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

(5) Action on matters committed by a resolution of the Board of Directors to another committee of the Board of Directors.

(b) Alternate Committee Members. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c) Term. Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.

(d) Committee Procedures. The term “Board of Directors,” when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors.

Section 5.12. Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.

ARTICLE VI

Officers

Section 6.01. Officers Generally.

(a) Number, Qualifications and Designation. The officers of the Corporation shall be a chief executive officer and/or a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 6.03. Officers may but need not be directors or shareholders of the Corporation. The president and secretary shall be natural persons of full age. The treasurer may be a Corporation, but if a natural person shall be of full age. The Board of Directors may elect from among the members of the Board of Directors a chairman of the Board of Directors and a vice chairman of the Board of Directors who shall be officers of the Corporation. Any number of offices may be held by the same person.

(b) Bonding. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

Section 6.02. Election, Term of Office and Resignations.

(a) Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section 6.03, shall be elected annually by the Board of Directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b) Resignations. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

Section 6.03. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 6.04. Removal of Officers and Agents. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 6.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 6.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 6.06. Authority. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these bylaws.

Section 6.07. The Chairman and Vice Chairman of the Board of Directors. The chairman of the Board of Directors or in the absence of the chairman, the vice chairman of the Board of Directors, shall preside at all meetings of the shareholders in accordance with Section 4.06 and at all meetings of the Board of Directors, and shall perform such other duties as may from time to time be requested by the Board of Directors.

Section 6.08. The Chief Executive Officer. The chief executive officer shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject however, to the control of the Board of Directors. The chief executive officer shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the Board of Directors. The chief executive officer shall from time to time make such reports of the affairs of the Corporation as the Board of Directors may require and shall annually present to the annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year.

Section 6.09. The President. The president shall perform the duties of the chief executive officer in the absence of such officer and such other duties as may from time to time be assigned to them by the Board of Directors or the chief executive officer

Section 6.10. The Vice Presidents. The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the Board of Directors, the chief executive officer or the president and if there is more than one vice president, their seniority in performing such duties and exercising such powers shall be determined by the order in which they were first elected or appointed, or as determined by the Board of Directors.

Section 6.11. The Secretary. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the Board of Directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board of Directors in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Board of Directors, the chief executive officer or the president; provided, however in the alternative that the following persons may appoint a different secretary of meetings of the shareholders or the Board of Directors to assume all of the aforementioned duties of the secretary: in the case of meetings of the Board of Directors, the Chairman of the Board of Directors; in the case of meetings of a committee of the Board of Directors, the Chairperson of such committee; and, in the case of shareholder meetings, the presiding officer.

Section 6.12. The Treasurer. The treasurer shall be the chief financial officer and shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as treasurer, and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors, the chief executive officer or the president.

Section 6.13. Salaries. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board of Directors. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the Board of Directors, or by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 6.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the Corporation.

ARTICLE VII

Certificates for Stock, Transfer, Etc.

Section 7.01. Share Certificates.

(a) Certificated or Uncertificated Shares. The shares of the Corporation’s stock shall be certificated or uncertificated and shall be entered into the share register or books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as approved by the Board of Directors, and shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the Corporation is authorized to issue shares of more than one class or series, certificates for shares of the Corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights, if any, of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

Within a reasonable amount of time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions of such shares imposed by the Corporation’s Articles of Incorporation, these Bylaws, any agreement among shareholders and the Corporation.

(b) Share Register. The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

Section 7.02. Issuance of Certificates. The share certificates of the Corporation shall be numbered and executed in such manner as the Board of Directors shall determine. In case any officer, transfer agent or registrar who has signed or authenticated, or whose facsimile signature or authentication has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar because of death, resignation or otherwise, before the certificate is issued, the certificate may be issued with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue. The provisions of this Section 7.02 shall be subject to any inconsistent or contrary agreement in effect at the time between the Corporation and any transfer agent or registrar.

Section 7.03. Transfer. Transfers of shares shall be made on the share register or transfer books of the Corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares or by attorney duly appointed in writing by such registered owner and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, such uncertificated shares shall be cancelled and new equivalent uncertificated shares or certificated shares shall be issued to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. Sections 8101 et seq., and its amendments and supplements.

The Board of Directors may appoint a transfer agent or one or more co-transfer agents and a registrar or one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 7.04. Record Holder of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 7.05. Lost, Destroyed or Mutilated Certificates. Where a holder of any shares of the Corporation alleges any loss, theft, destruction or mutilation of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor or uncertificated shares in place of any lost certificate or certificates, the Board of Directors or its designee may, in its discretion, direct a new certificate or certificates of the same tenor and for the same number of shares or uncertificated shares to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

Section 7.06. Agreements Restricting Transfer of Shares. The Board of Directors may authorize the Corporation to become party to agreements with shareholders and others relating to transfer, repurchase and issuance of shares of stock of the Corporation; provided, however, that such agreement must be filed with the Corporation, all share certificates affected thereby shall have clearly imprinted thereon a legend containing such agreement or referring thereto, and all holders of uncertificated shares shall be notified of such agreement.

ARTICLE VIII

Indemnification of Directors, Officers and Other Authorized Representatives

Section 8.01. Scope of Indemnification.

(a) General Rule. The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

(1) where such indemnification is expressly prohibited by applicable law;

(2) where the conduct of the indemnified representative has been finally determined pursuant to Section 8.06 or otherwise:

(i) to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. Section 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

(ii) to be based upon or attributable to the receipt by the indemnified representative from the Corporation of a personal benefit to which the indemnified representative is not legally entitled; or

(3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 8.06 to be otherwise unlawful.

(b) Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(c) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

(d) Definitions. For purposes of this Article VIII:

(1) “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(2) “indemnified representative” means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the Board of Directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

(3) “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and

(4) “proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

Section 8.02. Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify under this Article VIII an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 8.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article VIII.

Section 8.03. Advancing Expenses. The Corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 8.01 or the initiation of or participation in which is authorized pursuant to Section 8.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 8.06 that such person is not entitled to be indemnified by the Corporation pursuant to this Article VIII. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 8.04. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 8.05. Payment of Indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the Corporation.

Section 8.06. Arbitration.

(a) General Rule. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article VIII, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

(b) Qualifications of Arbitrators. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a Corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market.

(c) Burden of Proof. The party or parties challenging the right of an indemnified representative to the benefits of this Article VIII shall have the burden of proof.

(d) Expenses. The Corporation shall reimburse an indemnified representative for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

(e) Effect. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 8.01(a)(2) in a proceeding not directly involving indemnification under this Article VIII. This arbitration provision shall be specifically enforceable.

Section 8.07. Contribution. If the indemnification provided for in this Article VIII or otherwise is unavailable for any reason in respect of any liability or portion thereof, the

Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article VIII or otherwise.

Section 8.08. Mandatory Indemnification of Directors, Officers, etc. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the BCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Section 8.09. Contract Rights; Amendment or Repeal. All rights under this Article VIII shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 8.10. Scope of Article VIII. The rights granted by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article VIII shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 8.11. Reliance on Provisions. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article VIII.

Section 8.12. Interpretation. The provisions of this Article VIII are intended to constitute bylaws authorized by 15 Pa.C.S. Section 1746.

Section 8.13. Changes in Pennsylvania Law. References in this Article VIII to Pennsylvania law or to any provision thereof shall be to such law (including without limitation to the Directors’ Liability Act) as it existed on the date this Article VIII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article VIII shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE IX

Dividends and Other Distributions to Shareholders

Section 9.01. Dividends. Subject to applicable law of the State of Incorporation and the Articles, and in accordance with the provisions thereof at the pertinent applicable time, the Board of Directors of the Corporation may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash or property other than its own shares, except when the Corporation is insolvent, or when the payment thereof would render the Corporation insolvent, or when the declaration or payment thereof would be contrary to any restriction contained in the Articles, but:

(1) Dividends may be declared and paid in cash or property only out of unreserved and unrestricted earned surplus of the Corporation, except as otherwise provided by statute; and

(2) No dividends shall be paid which would reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation. The Board of Directors may also, from time to time, distribute to the holders of the Corporation’s outstanding shares having a cumulative preferential right to receive dividends in discharge of their cumulative dividend rights, dividends payable in cash out of the unrestricted capital surplus of the Corporation, if at the time the Corporation has no earned surplus and is not insolvent and would not thereby be rendered insolvent. Each such distribution, when made, shall be identified as a payment of cumulative dividends out of capital surplus.

Section 9.02 Distributions of Shares of the Corporation. Subject to the Articles, the Board of Directors of the Corporation may, from time to time, distribute pro rata to holders of any class or classes of its issued shares, treasury shares and authorized but unissued shares, but

(1) If distribution is made, in the Corporation’s authorized but unissued shares having a par value, there shall be transferred to stated capital at the time of such distribution an amount of surplus at least equal to the aggregate par value of the shares so issued;

(2) If a distribution is made in the Corporation’s authorized but unissued shares without par value, the Board of Directors may fix a stated value for the shares so issued, and there shall be transferred to stated capital, at the time of such distribution, an amount of surplus equal to the aggregate stated value, if any, so fixed;

(3) The amount per share so transferred to stated capital, or the fact that there was no such transfer, shall be disclosed to the shareholders receiving such distribution concurrently with the distribution thereof;

(4) No distribution of shares of any class shall be made to holders of shares of any other class unless the Articles so provide or such distribution is authorized by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the class in which the distribution is to be made.

In lieu of issuing fractional shares in any such distribution, the Corporation may pay in cash the fair value thereof, as determined by the Board of Directors, to shareholders entitled thereto.

Section 9.03. Reserves. Subject to the Articles, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion determine as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation. The Board of Directors may abolish or modify any such reserve.

Section 9.04 Distributions in Partial Liquidation. Subject to the Articles, the Board of Directors of the Corporation may, from time to time, distribute to the shareholders in partial liquidation, out of unrestricted capital surplus of the Corporation, a portion of its assets in cash or property, subject to the following conditions:

(1) No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent;

(2) No such distribution shall be made unless such distribution shall have been authorized by the prior affirmative vote, obtained within one (1) year of such distribution, of the holders of at least a majority of the outstanding shares of each class, whether or not entitled to vote thereon by the provisions of the Articles;

(3) No such distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued on all classes of shares entitled to preferential dividends, prior to dividends on the shares to the holders of which such distribution is to be made, shall have been fully paid;

(4) No such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation;

(5) Each such distribution, when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.

ARTICLE X

Miscellaneous

Section 10.01. Checks. All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the Corporation as the Board of Directors may from time to time designate.

Section 10.02. Contracts.

(a) General Rule. Except as otherwise provided in the BCL in the case of transactions that require action by the shareholders, the Board of Directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

(b) Statutory Form of Execution of Instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation, without prejudice to the rights of the Corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 10.03. Interested Directors or Officers; Quorum.

(a) General Rule. A contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and another Corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board of Directors authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

(b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified in subsection (a).

Section 10.04. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the Corporation as the Board of Directors shall from time to time designate.

Section 10.05. Corporate Records.

(a) Required Records. The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the Corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b) Right of Inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

Section 10.06. Amendment of Bylaws. These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the Corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 3.03(b) (relating to notice of action by shareholders on bylaws).

ARTICLE XI

Amendments

Section 11.01. Amendment by Shareholders. These bylaws may be altered, amended or repealed by a majority vote of all of the shares of stock of the Corporation issued and outstanding and entitled to vote at any annual or special meetings of the shareholders duly convened after appropriate notice to the shareholders of such proposed alteration, amendment or repeal.

Section 11.02. Amendment by the Board of Directors. These bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors duly convened after appropriate notice to the directors of such proposed alteration, amendment or repeal.

Section 11.03. Recording Amendments and Alterations. The text of all amendments and alterations to these bylaws shall be attached to the bylaws with a notation of the date of each such amendment or alteration and a notation of whether such amendment or alteration was adopted by the shareholders or the Board of Directors.

ARTICLE XII

Adoption of Bylaws - Record of Amendment

Section 12.1. Adoption. These Amended and Restated Bylaws have been adopted and filed with the undersigned on the 20th day of December 2007, and shall be effective as of this date.